                                                            [Sec of State Stamp]

                                                                     EXHIBIT 3.9
                                                                     -----------

                          CERTIFICATE OF INCORPORATION

                                       OF

                            McINTOSH PRODUCTS, INC.

     1. The name of the corporation is:

                            McIntosh Products, Inc.

     2. The address of its registered office in the state of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of the shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000).

     5. The board of directors is authorized to make, alter, or repeal the Bylaws of the corporation. Election of directors need not be by ballot.

     6. The name and mailing address of the incorporator is:

               Sharon O'Brien
               21001 Van Born Road
               Taylor, Michigan 48180

     I, the undersigned, being the incorporator of the above-named corporation, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate hereby declaring and certifying that this is my act and deed and the facts herein stated are true and accordingly hereunder set my hand on this 13th day of December, 1991.


                                             /s/ Sharon O'Brien
                                             ------------------
                                             Sharon O'Brien

[Sec of State Stamp]
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

     McIntosh Products, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"),

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Company, by unanimous written consent of its members, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Company:

          RESOLVED, that Article 1 of the Certificate of Incorporation of McIntosh Products, Inc. be amended to read as follows:

          The name of the Company is MascoTech Stamping Technologies, Inc.

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to the amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Timothy Wadhams, its Vice President and attested by Barry J. Silverman, its Secretary, this 25th day of June, 1993.


                                             MCINTOSH PRODUCTS, INC.

                                             By:       /s/ Timothy Wadhams
                                                  ------------------------------
                                                  Timothy Wadhams
                                                  Vice President


ATTEST:

By:    /s/ Barry J. Silverman
    -----------------------------
    Barry J. Silverman
    Secretary

                             CERTIFICATE OF MERGER

                                       OF

                           GLASPIE ENGINEERING, INC.

                                      INTO

                     MASCOTECH STAMPING TECHNOLOGIES, INC.

     The undersigned corporation

     DOES HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

     NAME                                                STATE OF INCORPORATION
MascoTech Stamping Technologies, Inc.                           Delaware
Glaspie Engineering, Inc.                                       Michigan

     SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

     THIRD: That the name of the surviving corporation of the merger is MascoTech Stamping Technologies, Inc., a Delaware corporation.

     FOURTH: That the Certificate of Incorporation of MascoTech Stamping Technologies, Inc., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 1350 Hamlin Road, Rochester Hills, Michigan 48309-3361.

     SIXTH: That a copy of the Agreement of Merger will be furnished on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:


Corporation         Class          Number of Shares         Per value per
                                   Authorized               share or
                                                            statement that
                                                            shares are
                                                            without par value

Glaspie Engineering, Inc.            Common       1,000                $1.00


     EIGHTH: That this Certificate of Merger shall be effective on July 1, 1995.

Dated: June 19, 1995


                                        MASCOTECH STAMPING TECHNOLOGIES, INC.

                                        By: /s/ Timothy Wadhams
                                            -----------------------------------
                                            Timothy Wadhams
                                            Vice President


ATTEST

By: /s/ Barry J. Silverman
    ----------------------------
    Barry J. Silverman
    Secretary

[Sec. of State Stamp]

                    CERTIFICATE OF AMENDMENT TO CERTIFICATE
                              OF INCORPORATION OF
                     MascoTech Stamping Technologies, Inc.

--------------------------------------------------------------------------------

                           Adopted in accordance with
                        the provisions of Section 242 of
                         the General Corporation Law of
                             the State of Delaware

--------------------------------------------------------------------------------

     The undersigned, Anthony A. Barone, being the Vice President, Chief Financial Officer and Assistant Secretary of MascoTech Stamping Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     1. That the Board of Directors of the Corporation pursuant to written consent and in accordance with Sections 141(1) and 242 of the General Corporation Law of the State of Delaware, adopted the resolution set forth below:

          RESOLVED, that the Certificate of incorporation of the Corporation be amended by deleting ARTICLE I thereof in its entirety and inserting in its place ARTICLE I to read as set forth below:

          "1.  The name of the Corporation is Tower Automotive Delaware, Inc."

     2. That the sole stockholder of the Corporation, by written consent, approved and adopted the amendment in accordance with Sections 228 and 242 of the General Corporation law of the State of Delaware.

     3. The foregoing amendment has been duly adopted pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, being the Vice President, Chief Financial Officer and Assistant Secretary hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Amendment to the Certificate of Incorporation this 31st day of May, 1996.





                                                  /s/ Anthony A. Barone
                                                  ------------------------------
                                                  Anthony A. Barone